UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 24, 2020

MEDMEN ENTERPRISES INC
(Exact Name of Registrant as Specified in Its Charter)

British Columbia

(State or Other Jurisdiction of Incorporation)

000-56199	98-1431779
(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA	90232
(Address of Principal Executive Offices)	(Zip Code)

(424) 330-2082

(Registrant’s Telephone Number, Including Area Code)

__________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On December 24, 2020, MedMen Enterprises Inc. (the “Company”) issued a press release announcing the cancellation of the remaining 815,295 Class A Super Voting Shares that had been held by Andrew Modlin and the concurrent expiration of the proxy related to the shares granted to Benjamin Rose. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby furnished pursuant to this Item 7.01. The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On December 24, 2020, the Company announced that effective as of December 10, 2020, the remaining 815,295 Class A Super Voting Shares that had been held by Andrew Modlin were automatically cancelled, and concurrently, the proxy that Mr. Modlin had granted to Benjamin Rose in respect of the voting of such shares expired. As a result of the share cancellation, the Company has only one class of outstanding shares, being the Class B Subordinate Voting Shares.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press release dated December 24, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDMEN ENTERPRISES INC

Date: December 28, 2020	By:	/s/ Tom Lynch
	Name:	Tom Lynch
	Title:	Interim Chief Executive Officer

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